Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 20, 2003, with respect to the financial statements and supplemental schedules of the Community Banks, Inc., 401(k) Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2002.

Custer & Custer, P.C.

Millersburg, PA
June 27, 2003